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                                   EXHIBIT 5

                                                                      Washington

                              Wilmer, Cutler & Pickering               Baltimore
                                    2445 M Street, N.W.                 New York
                                Washington, D.C. 20037-1420               London
                                                                        Brussels

                                                                          Berlin
                            ------------------------

                            Telephone (202) 663-6000
                            Facsimile (202) 663-6363

October 25, 2000

Computerized Thermal Imaging, Inc.
476 Heritage Park Boulevard, Suite 210
Layton, Utah 84041

    Re:  Post-Effective Amendment No. 2 on Form S-3 to Form SB-2

Ladies and Gentlemen:

    We have acted as counsel to Computerized Thermal Imaging, Inc., a Nevada corporation (the "Company"), in connection with the preparation by the Company of a Post-Effective Amendment No. 2 on Form S-3 to Form SB-2, Registration
No. 333-39654 (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the registration of the issuance of up to 27,667,289 shares of common stock, par value $.001 per share (the "Common Stock"), including: (i) the resale of up to 16,662,259 shares of the Common Stock which may be sold by the holders thereof (the "Resale Shares"); (ii) 8,194,467 shares underlying certain outstanding warrants as further described in the Registration Statement (the "Resale Warrants"); and (iii) 2,810,563 shares underlying certain outstanding options as further described in the Registration Statement (the "Resale Options").

    For purposes of this opinion, we have reviewed the Registration Statement and such other documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have assumed the accuracy of the foregoing certifications, on which we are relying, and have made no independent investigation thereof.

    This opinion is limited to the laws of the United States and the general corporation law of Nevada. Although we are not members of the bar of the State of Nevada, we have made such examination of the laws of that state as we deemed necessary to render the opinions set forth herein. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect.

    Based upon, subject to, and limited by the foregoing, we are of the opinion that:

    (1) The Resale Shares were validly authorized, legally issued and are fully paid and nonassessable; and

    (2) With respect to the shares of Common Stock to be issued upon exercise of the Resale Warrants and the Resale Options, such shares of Common Stock were validly authorized, and when issued and delivered in accordance with the terms of the Resale Warrants and the Resale Options, will be legally issued, fully paid and non-assessable.
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    We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Post-Effective Amendment No. 2 on Form S-3 to Form SB-2, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without our express prior written consent.


    We hereby consent to the filing of this opinion as an exhibit to the Form S-3 and to the reference to our firm under the caption "Legal Matters" in the prospectus to the Registration Statement. Nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended.

                                          Sincerely,
                                          WILMER, CUTLER & PICKERING
                                          By: /s/ ROBERT F. HOYT
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                                            Robert F. Hoyt, a partner